Parker Drilling Announces Move to OTC Pink Marketplace
December 12, 2018 – HOUSTON -- Parker Drilling Company (NYSE: PKD) (“Parker Drilling” or the “Company”) today announced the expected move of trading of the Company’s Common Stock to the OTC Pink Marketplace from the New York Stock Exchange (“NYSE”). The Common Stock is expected to begin trading on the OTC Pink Marketplace operated by OTC Markets Group Inc. (“OTC Pink”) under ticker symbol “PKDSQ” upon the opening of trading on December 13, 2018. This move should not disrupt the trading of the Common Stock.
As noted in the Company’s filings with the Securities and Exchange Commission (SEC), Parker Drilling’s average market capitalization, or total trading value, has fallen below the $15 million threshold over a 30 trading-day period that is required to remain in compliance with the NYSE’s listing standards. Parker Drilling remains and intends to remain a publicly-traded company and expects to trade under the PKDSQ ticker symbol.
As previously announced, Parker Drilling and certain of its subsidiaries filed for Chapter 11 protection in the U.S. Bankruptcy Court for the Southern District of Texas on December 12, 2018 in order to implement the terms of a Restructuring Support Agreement (“RSA”). The RSA and proposed Chapter 11 Plan of Reorganization contemplate the cancellation of the existing Common Stock and the issuance of a new security when the Company emerges from Chapter 11 protection. While the existing stock is expected to continue to trade on the OTC Pink during the Chapter 11 cases, Parker Drilling intends to apply to list its new shares on the NYSE upon emergence.
While the Common Stock trades on the OTC Pink, Parker Drilling intends to comply with the SEC Reporting Standard. The Company will continue to make all required SEC filings and will remain subject to SEC rules and regulations applicable to reporting companies under the Securities Exchange Act of 1934, as amended. The Company plans to maintain a majority independent Board of Directors with an independent Audit Committee and to provide annual financial statements audited by a Public Company Accounting Oversight Board (PCAOB) independent registered public accounting firm and unaudited interim financial reports prepared in accordance with U.S. generally accepted accounting principles.
Cautionary Statement
The Company can provide no assurance that its Common Stock will commence or continue to trade on the OTC Pink, whether broker-dealers will continue to provide public quotes of the Company’s Common Stock on the OTC Pink, whether the trading volume of the Company’s Common Stock will be sufficient to provide for an efficient trading market or whether quotes for the Company’s Common Stock will continue on the OTC Pink in the future.
This press release contains certain statements that may be deemed "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts addressing activities, events or developments the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about the value and future use of Tax Benefits, our evaluation of options to enhance our capital structure in light of upcoming debt maturities, anticipated future financial or operational results; the outlook for rental tools utilization and rig utilization and dayrates; the results of past capital expenditures; scheduled start-ups of rigs; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company's rigs, rental tools operations and projects under management; future capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset purchases and sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs or rental equipment for operation; the

Company's financial position; changes in utilization or market share; outcomes of legal proceedings; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see "Risk Factors" in the Company's Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Company Description
Parker Drilling provides drilling services and rental tools to the energy industry. The Company's Drilling Services business serves operators in the inland waters of the U.S. Gulf of Mexico utilizing Parker Drilling's barge rig fleet and in select U.S. and international markets and harsh-environment regions utilizing Company-owned and customer-owned equipment. The Company's Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.
Contact:
Nick Henley
Director, Investor Relations
(+1) (281) 406-2082
nick.henley@parkerdrilling.com